Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2550 Hanover Street

Palo Alto, CA 94304-1115

February 1, 2023

Interactive Strength Inc.

1005 Congress Avenue

Suite 925

Austin, Texas 78701

Ladies and Gentlemen:

We are acting as counsel for Interactive Strength Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-269246) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) relating to the registration of (a) 3,871,214 shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), of which (i) 2,300,000 authorized but heretofore unissued shares (including 300,000 shares subject to the underwriter’s over-allotment option) are to be offered and sold by the Company and (ii) 1,571,214 shares are to be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”), (b) a warrant to purchase 100,000 shares of Common Stock to be issued to the underwriter (the “Underwriter’s Warrant”) and (c) 100,000 shares of Common Stock issuable upon exercise of the Underwriter’s Warrant (the “Underwriter’s Warrant Shares”). (Such Registration Statement, as amended, and including any registration statement related thereto and filed pursuant to Rule 462(b) under the Act (a “Rule 462(b) registration statement”) is herein referred to as the “Registration Statement.”)

We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that (i) the shares of Common Stock to be offered and sold by the Company (including any shares of Common Stock registered pursuant to a Rule 462(b) registration statement) have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and

Interactive Strength Inc.

February 1, 2023

nonassessable, (ii) the shares of Common Stock to be offered and sold by the Selling Stockholders have been duly authorized and validly issued and are fully paid and nonassessable, (iii) the Underwriter’s Warrant will constitute a valid and legally binding obligations of the Company and (iv) the Underwriter’s Warrant Shares have been duly authorized and, when issued and delivered upon the exercise of the Underwriter’s Warrant in accordance with the terms therein, will be validly issued, fully paid and nonassessable.

Our opinion set forth in clause (iii) above is subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance and transfer, receivership, conservatorship, arrangement, moratorium and other similar laws affecting or relating to the rights of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) and (c) requirements of reasonableness, good faith, materiality and fair dealing and the discretion of the court before which any matter may be brought.

We have assumed that neither the issuance and delivery of, nor the performance of the Company’s obligations under the Underwriter’s Warrant will (a) require any authorization, consent, approval or license of, or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a “Governmental Approval”) or (b) violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which the Company or any of its affiliates is a party or by which the Company or any of its affiliates or any of its properties may be bound, (ii) any Governmental Approval that may be applicable to the Company or any of its affiliates or any of its properties, (iii) any order, decision, judgment or decree that may be applicable to the Company or any of its affiliates or any of its properties or (iv) any applicable law (other than the General Corporation Law of the State of Delaware and the law of the State of New York in each case as in effect on the date hereof). In addition, we have assumed that the exercise price of the Underwriter’s Warrant at the time of exercise is equal to or greater than the par value of the Common Stock, and we express no opinion to the extent that future issuances of securities of the Company, including the Underwriter’s Warrant Shares or antidilution adjustments to outstanding securities of the Company, cause the Underwriter’s Warrant to be exercisable for more shares of Common Stock than the number that then remain available for issuance.

Our opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware and the law of the State of New York, in each case as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP